Exhibit 99.1

Audited Consolidated Financial Statements of

Aelita Software Corporation as of and for

the Year Ended December 31, 2003

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Shareholders

Aelita Software Corporation

We have audited the accompanying consolidated balance sheet of Aelita Software Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders’ deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Aelita Software Corporation and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 in the financial statements, effective March 17, 2004 the Company was sold to Quest Software, Inc.

/s/ Deloitte & Touche LLP

Columbus, Ohio May 12, 2004

AELITA SOFTWARE CORPORATION

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

(In thousands, except share and par value amounts)

ASSETS
Current assets:
Cash and cash equivalents	$10,413
Accounts receivable, net of reserve – $44	7,599
Prepaid expenses	414
Deferred commissions	1,638
Deferred income taxes	4,835
Other	365

Total current assets	25,264

Property and equipment:
Office furniture, equipment and leasehold improvements	2,246
Less accumulated depreciation and amortization	(770)

Property and equipment – net	1,476

Total assets	$26,740

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$587
Income taxes payable	475
Accrued expenses:
Sales commissions	1,670
Payroll	1,858
Marketing and other	1,160
Deferred revenues	16,759
Deferred rent	17

Total current liabilities	22,526

Long-term obligations – less current portion:
Deferred revenues	1,444
Deferred income taxes	134
Deferred rent	95

Total long-term obligations	1,673

Mandatory redeemable convertible preferred stock	9,887

Shareholders’ deficiency

Common stock, $.01 par value, authorized – 18,500,000 shares; issued – 10,081,693 shares; outstanding – 6,748,360 shares	101
Additional paid-in capital	143
Treasury stock (3,333,333 shares), at cost	(2,696)
Accumulated deficit	(4,894)

Total shareholders’ deficiency	(7,346)

Total liabilities and shareholders’ deficiency	$26,740

See notes to consolidated financial statements.

AELITA SOFTWARE CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(In thousands)

Revenues:
License and maintenance	$19,037
Professional services	1,486

Total revenues	20,523
Cost of revenues:
License and maintenance	897
Professional services	416

Total cost of revenues	1,313

Gross profit	19,210
Operating expenses:
Sales and marketing	17,731
Research and development	5,182
General and administrative	5,892

Total operating expenses	28,805

Loss from operations	(9,595)
Other income (expenses):
Interest expense	(60)
Interest income	80
Other – net	(29)

Loss before income tax benefit	(9,604)
Income tax benefit	(3,742)

Net loss	$(5,862)

See notes to consolidated financial statements.

AELITA SOFTWARE CORPORATION

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIENCY

YEAR ENDED DECEMBER 31, 2003

(In thousands)

	Issued Common Stock		Additional Paid-in Capital	Treasury Stock	(Accumulated Deficit) Retained Earnings	Total
	Shares	Amount
BALANCE, December 31, 2002	10,048	$101	$107	$(2,696)	$968	$(1,520)
Sale of common stock	20	—	22	—	—	22
Stock options exercised	14	—	14	—	—	14
Net loss	—	—	—	—	(5,862)	(5,862)

BALANCE, December 31, 2003	10,082	$101	$143	$(2,696)	$(4,894)	$(7,346)

See notes to consolidated financial statements

AELITA SOFTWARE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

(In thousands)

Cash flows from operating activities:
Net loss	$(5,862)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	445
Deferred income tax benefit	(4,608)
Loss on disposal of fixed asset	28
Changes in operating assets and liabilities:
Accounts receivable	(4,708)
Prepaid expenses	(206)
Deferred commissions	(1,133)
Other assets	(305)
Accounts payable	137
Income taxes	709
Accrued expenses	2,995
Deferred rent	(7)
Deferred revenues	13,260

Net cash provided by operating activities	745
Cash flows from investing activities:
Proceeds from sale of fixed assets	4
Purchases of property and equipment	(1,015)

Net cash used in investing activities	(1,011)
Cash flows from financing activities:
Proceeds from sale of common stock	36
Payments on debt	(259)
Payments on capital leases	(7)

Net cash used in financing activities	(230)

Net decrease in cash and cash equivalents	(496)
Cash and cash equivalents, beginning of year	10,909

Cash and cash equivalents, end of year	$10,413

Supplemental disclosures:
Cash paid for:
Interest	$5

Income taxes	$140

See notes to consolidated financial statements

AELITA SOFTWARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation—The consolidated financial statements include the accounts of Aelita Software Corporation, a Delaware corporation, and its wholly owned subsidiaries in which it exercises significant control (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated. Effective March 17, 2004 the Company was sold to Quest Software, Inc., See Note 8. In 2002, the Company established product development offices in Russia and has a branch office located in the United Kingdom, as well as various locations within the United States.

Description of Business—Aelita Software Corporation (the “Company”) began operations on March 1, 1999. The Company is a provider of systems management solutions for Microsoft Active Directory and Microsoft Exchange environments. In addition, the Company provides post-contract customer support services to the licensees of its software. The market for the Company’s products is principally comprised of United States of America (“U.S.”) national and multinational organizations.

Cash and Cash Equivalents—The Company considers all checking accounts and cash funds with a maturity of less than three months at the date of purchase to be cash equivalents.

Property and Equipment—Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives: office furniture and equipment, 5 years; computer software and hardware, 3 years.

Long-Lived Assets—If events or circumstances indicate that the carrying amount of the asset or related group of assets may not be recoverable, a determination is made by management to ascertain whether property and equipment and other intangibles have been impaired based on the sum of expected future undiscounted cash flows from operating activities. If the estimated net cash flows are less than the carrying amount of such assets, the Company will recognize an impairment loss in an amount necessary to write down the assets to a fair value.

Revenue Recognition—The Company follows the standards in Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4. The company’s revenues derive from perpetual license fees, annual product support fees and professional services fees. As explained below, perpetual license fees from sales in fiscal 2003 were recognized at the time of sale for transactions under $50,000, provided revenue recognition criteria were met, while transactions over $50,000 were recorded in deferred revenue and amortized to license and maintenance revenue on a straight line basis over the contracted support period (generally one-year) beginning on the date of sale. Product support revenue is recorded in deferred revenue and amortized to maintenance revenue over the annual term of the contract on a straight-line basis. Revenues from professional services are typically recognized as the services are performed for time and material contracts, or on a percentage-of-completion basis.

Beginning in January 2003, the Company began to bundle software license fees and first year product support fees into one price charged to the customers. For these multi-element agreements, vendor specific objective evidence (“VSOE”) is used to allocate a portion of the total fee to the undelivered elements of the agreement. For contracts under $50,000, the Company determined, based on the fair value charged on renewals for annual product support, that there was appropriate VSOE to establish fair value of the first year support component of the bundled transactions. The Company thus recognized the licensed component of its sub-$50,000 transactions at the time of sale and amortized the support component over the support term. For all other contracts, VSOE did not support a consistent fair value of the undelivered support component of the transactions. For these contracts, the Company is amortizing the full bundled license and support contract values over the support terms of the contracts, typically one year. Deferred commissions related to such revenues are amortized to expense over the term of the contracts. Approximately $11.1 million of contracts valued over $50,000 were deferred on this basis as of December 31, 2003. In connection with the Company’s acquisition by Quest Software, Inc. on March 17, 2004, the balance of deferred revenues as of that date was reduced to its fair value when added to Quest’s financial statements. See Note 8.

Cost of Revenues—Cost of license and maintenance revenue primarily consists of material and shipping costs related to developed software and costs to provide technical support to existing maintenance contracts. Cost of professional services revenue consists primarily of consulting and training services to the Company’s customers.

Research and Development—Research and development expenditures are charged to operations as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Development costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Through December 31, 2003 all research and development costs have been expensed as incurred.

Mandatory Redeemable Convertible Preferred Stock—In October 2002, the Company authorized 5,000,000 shares and issued 4,655,863 shares of $.01 par value per share Mandatory Redeemable Convertible Preferred Stock to an institutional investor as further discussed in Note 6.

Advertising Costs—The Company expenses advertising costs as they are incurred. Advertising expense was approximately $899,000 in 2003 and is included in marketing expenses.

Management Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash investments and trade receivables. The Company invests its excess cash in deposits with major banks. The Company performs periodic evaluations of the relative credit standing of all the financial institutions dealt with by the Company, and considers the related credit risk to be minimal. The principal market for the Company’s products is comprised of major U.S. national and multi-national organizations. Approximately 10% of the Company’s revenues in 2003 were derived from sales to one customer.

Accounting for Income Taxes—The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which uses the liability method to calculate deferred income taxes. The Company will establish a valuation allowance against deferred tax assets if it deems the realization of such assets to be uncertain.

Stock-Based Compensation—The Company accounts for its stock based employee compensation plan, which is described more fully in Note 7 under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based cost is reflected in net loss, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant, if applicable, or as determined by the Board of Directors. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the year ended December 31, 2003 (in thousands):

Net loss—as reported	$(5,862)
Deduct total stock-based employee compensation expense determined under fair value based method for all awards—net of tax	(276)

Net loss—proforma	$(6,138)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing method with the following weighted-average assumptions: volatility and dividend yield of 0%, risk-free interest rate of 4.00% for 2003 and an expected life of 7 years for 2003. The weighted average fair value of options granted in 2003 under the Black-Scholes method was approximately $0.46 per share.

Recent Accounting Pronouncements—In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances), many of which were previously classified as equity. In its October 2003 meeting, the FASB decided to defer the effective date of certain provisions of SFAS No. 150 for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective for the Company’s 2004 financial statements. Management has determined that the adoption of SFAS No. 150 will not have a significant impact on its consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires a variable interest entity to be consolidated by a company, if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. In

December 2003, the FASB issued FIN 46R. It is effective in 2004 for interests in newly formed entities created after December 31, 2003, and for all other entities for periods beginning after December 15, 2004. Management has determined that it does not have any variable interest entities that would be subject to consolidation under FIN 46R.

2.	NOTES PAYABLE AND BANK LOANS

During 2001, the Company entered into a bank line of credit, due on demand, totaling $750,000, all of which is secured by substantially all the assets of the Company, bears interest at the prime rate plus 1% and is personally guaranteed by the two of the Company’s principal shareholders. Additionally the line of credit contains subordination agreements with the two principal shareholders that prohibit payments on the shareholders’ notes if any amounts are outstanding on the line of credit. There was no outstanding balance on this line at December 31, 2003.

3.	LEASES

The Company leases office space and certain equipment under various operating lease agreements. The future minimum rental payments required under all operating leases that have initial or remaining lease terms in excess of one year are as follows as of December 31, 2003 (in thousands):

Operating Leases
2004	$1,033
2005	627
2006	292
2007	304
2008	51

Total minimum lease payments	$2,307

Total rent expense incurred by the Company under operating leases for 2003 totaled approximately $697,000.

4.	INCOME TAXES

The benefit for income taxes for the year ended December 31, 2003 consists of the following (in thousands):

Current	$866
Deferred	(4,608)

Total benefit	$(3,742)

The total income tax benefit for the period differs from the amount computed using the federal statutory rate primarily due to certain nondeductible expenses and state and local income taxes.

Deferred tax assets and liabilities at December 31, 2003 are comprised of the following (in thousands):

Total deferred tax assets	$6,113
Total deferred tax liabilities	(1,412)

Net deferred tax asset	$4,701

Significant temporary differences giving rise to deferred tax assets and liabilities include deferred revenues, accrued rent and other expenses, prepaid expenses and depreciation methods.

5.	DEFINED CONTRIBUTION PLAN UNDER SECTION 401(k)

The Company adopted a defined contribution plan effective May 1, 2000 covering all eligible employees. Eligible employees may defer a percentage of their compensation which is not less than 1% and not greater than 15%. The total deferral may not exceed the maximum dollar limit set by law. The Company matches the elected deferrals by making a discretionary contribution. In 2003, the Company matched 20% of each participant’s contribution. Total matching contribution charged to expense for 2003 was approximately $93,000.

6.	PREFERRED STOCK

The amount of total authorized capital which the Company has the right to issue is 15,900,000 shares of voting common stock, 2,600,000 shares of non-voting common stock and 5,000,000 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”). All common and preferred shares have a par value of $0.01 per share. As of December 31, 2003, 5,000,000 shares of voting common stock are reserved for future issuance for the conversion of the Series A Preferred Stock and 2,600,000 shares of non-voting common stock are reserved for future issuance pursuant to the exercise of employee stock options.

Series A Redeemable Convertible Preferred Stock—On June 28, 2002 the Company entered into a Securities Purchase Agreement with an institutional investor, pursuant to which the investor acquired 4,655,863 shares of Series A Preferred Stock at $2.15 per share for an aggregate gross purchase price of approximately $10.0 million ($9.9 million net of transaction costs). Such transaction closed on October 4, 2002. Each share of Series A Preferred Stock is convertible into common stock at the option of the holder at the conversion rate, which was one-to-one on December 31, 2003. Such conversion rate is subject to adjustment should the Company, at any time after October 4, 2002, issue shares of common stock for consideration per share, which is less than the conversion price of the Series A Preferred Stock.

In addition, each share of Series A Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate (i) upon the vote of the holders of at least 75% of the shares of Series A Preferred Stock then outstanding or (ii) once at least 75% of the shares of Series A Preferred Stock issued on October 4, 2002 shall have been converted into common stock. In the event of a qualified public offering, each share of Series A Preferred Stock shall automatically be converted into the right to receive (i) $2.15 plus (ii) a number of shares of common stock at the then applicable conversion rate.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company resulting in any distribution of assets to its shareholders, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive an amount per share equal to (i) $2.15 plus (ii) the pro-rata amount of any additional proceeds from such liquidation attributable to the Series A Preferred Stock as though it were then converted into common stock.

At any time after October 4, 2007, the holders of a majority of the outstanding shares of Series A Preferred Stock may require the Company to redeem any or all shares of Series A Preferred Stock held by such holders at the redemption price specified in the certificate of incorporation.

Dividends are payable when and as declared by the Board of Directors. In addition, holders of Series A Preferred Stock shall be entitled to share pro-rata, on an as-if-converted basis, in any dividends declared on common stock. As of December 31, 2003, no dividends have been declared, and no dividend shall be paid on common stock without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

Generally, the holders of Series A Preferred Stock shall vote equally with the common stock on an as-if-converted basis, except that the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors. Certain actions related to changes in the corporate governance of the Company, payment of a dividend, sale or liquidation of the Company and other major actions, as defined, shall require the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

7.	STOCK OPTIONS

The Company has adopted the Omnibus Stock Option Plan, as amended. The plan allows for the issuance of options to key employees, outside directors, consultants and advisors of the Company, or affiliates of the Company, for the purchase of up to an aggregate of 2,600,000 shares of non-voting common stock of the Company. Options vest over a period as specified by the Board of Directors, typically three to four years.

The following summarizes the stock option transactions (in thousands):

	Number of Options	Weighted Average Exercise Price
Balance—December 31, 2002	1,954	$1.32

Granted	942	1.90
Exercised	(14)	(1.01)
Cancelled	(479)	(1.68)

Balance—December 31, 2003	2,403	$1.49

At December 31, 2003 options exercisable under the Company’s stock option plan totaled 1.1 million and had a weighted average option price per share of $1.15. Exercise prices for 1.1 million options outstanding at December 31, 2003 ranging from $1.00 to $1.20 have a contractual life of 8.48 years and a weighted average price of $1.06. Exercise prices for 1.3 million options outstanding at December 31, 2003 ranging from $1.50 to $1.90 have a contractual life of 8.35 years and a weighted average price of $1.83. At December 31, 2003, there were 158,033 options available for grant.

8.	SUBSEQUENT EVENT

In March 2004, the Company was acquired by Quest Software, Inc. (“Quest”), a leading provider of application management solutions, for a purchase price of $117.3 million. In addition, the Company’s outstanding stock options were assumed by Quest and represent the right to purchase a number of shares of Quest common stock. The purchase price consisted of cash of $102.0 million, the assumption of Aelita stock options valued at $13.4 million and direct acquisition costs of $1.9 million. The accompanying consolidated financial statements reflect no adjustments resulting from the sale.